Exhibit 99.1


             Focus Enhancements Reports Second Quarter 2006 Results;
   Second Quarter 2006 Total Revenue Increased 38% over Second Quarter 2005;
       Semiconductor Business Revenue Grew 110% over Second Quarter 2005



    CAMPBELL, Calif.--(BUSINESS WIRE)--Aug. 10, 2006--Focus
Enhancements, Inc. (Nasdaq:FCSE) today announced financial results for its second quarter and the six months ended June 30, 2006.

    Second Quarter 2006 Financial Results

    -- Total revenue of $8.5 million increased approximately 38 percent from $6.1 million in the second quarter of 2005.

    -- Semiconductor Business revenue was $1.8 million, an increase of approximately 110 percent from $855,000 in the second quarter of 2005.

    -- Systems Business revenue was $6.7 million, an increase of approximately 26 percent over $5.3 million in the same quarter of 2005.

    -- Gross margin as a percent of sales was 45 percent, compared to 39 percent in the same year ago quarter.

    "Our performance in portable media players (PMP) and FireStore
(FS) high-definition (HD) Direct to Edit(TM) (DTE) disk recorders has been quite strong, driving year-to-date revenue over 35 percent compared to the first six months of 2005," stated Brett Moyer, president and CEO of Focus Enhancements. "Our PMP convergence chips reference designs with Applied Micro Devices and Freescale led to chip orders from Toshiba, Pioneer, DigitalCube, and most recently, NEC in Japan and Reigncom in Korea. Additionally, in the second quarter, we were able to ship the full complement of FS HD disk recorders to our three original equipment manufacturing partners -- Panasonic, Canon and JVC."

    Six Month Period Ended June 30, 2006 Financial Results

    -- Revenue of $15.6 million increased 35 percent from $11.6 million in the first half of 2005.

    -- Semiconductor Business revenue was $3.2 million, an increase of 128 percent from $1.3 million in the first half of 2005.

    -- Systems Business revenue was $12.4 million, a 21 percent increase over $10.2 million in the first half of 2005.

    Moyer continued, "Our customers are expecting strong sales of personal media players this holiday season. Consequently, our customer orders backlog at June 30th, which is mostly comprised of PMP convergence chip orders, was very robust at $8.8 million as we enter the busy retail season. Looking forward, we are already working on second and third generation PMP design starts with our partners for anticipated shipments in 2007.
    "We are also moving ahead in our efforts to commercialize our Ultra Wideband (UWB) technology and began initial shipments of our UWB technology last week. To support our UWB and convergence chip sales to Asian customers, we have opened new offices in Japan and Korea."
    During the second quarter of 2006, in accordance with accounting principles generally accepted in the United States (GAAP), the company recorded certain non-cash expenses that were not required in the second quarter of 2005. The company recorded $150,000 of stock-based compensation expenses, in accordance with Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), "Accounting for Stock-Based Compensation." Additionally, during the second quarter, the company recorded an expense of $1.8 million associated with the valuation of a derivative component of its $10 million convertible note financing completed in the first quarter of 2006 in accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities." On June 28, 2006, the company amended certain agreements associated with its $10 million convertible notes, eliminating the derivative component. In accordance with such amendments, the company was able to reclassify the total derivative liability associated with its convertible notes from long-term liabilities to additional paid-in capital.
    Net loss for the second quarter of 2006 was $4.9 million, or $0.07 per share. Non-GAAP net loss for the quarter was $3.0 million, or $0.04 per share. This compares to a GAAP and non-GAAP second quarter 2005 net loss of $4.0 million, or $0.07 per share, and $3.9 million, or $0.06 per share, respectively. Non-GAAP net loss is defined as net loss excluding non-cash stock-based compensation and derivative accounting charges. Management believes the non-GAAP net loss better reflects the underlying business performance of the company and is a meaningful metric. A reconciliation of net loss to non-GAAP net loss is contained in the financial statements attached hereto.
    Gary Williams, CFO of Focus Enhancements, stated, "Increases in sales of higher margin semiconductor and FireStore HD products drove second quarter gross margin as a percent of sales to 45 percent, up from 39 percent in second quarter of 2005. Combined with our expense management, this led to our non-GAAP net loss for the second quarter of $0.04 per share, compared to $0.06 per share in the second quarter of 2005. At June 30, 2006, we had cash and cash equivalents of $866,000 and access to $3.5 million through our accounts receivable-based line of credit and term loan facility."
    Net loss for the six months ended June 30, 2006 was $12 million, or $0.18 per share. Non-GAAP net loss for the six months was $6.4 million, or $0.09 per share. This compares to GAAP and non-GAAP net loss for the six months ended June 30, 2005 of $8.7 million, or $0.15 per share, and $8.6 million or $0.15 per share, respectively. The 2005 results are based on 59.5 million shares outstanding and the 2006 results are based on 68.5 million shares outstanding.

    2006 Outlook

    Based upon currently available information, the company expects third and fourth quarter 2006 revenues to be approximately $10 million each quarter with third and fourth quarter GAAP loss per share of approximately $0.03 to $0.04. The company is reaffirming its full year 2006 revenue guidance announced on July 12th of approximately $36 million, which represents growth of greater than 45 percent as compared to 2005 reported revenue of $24.6 million. Based on currently available information, gross margin as a percent of revenue is now expected to range in the mid-40s for the second half of 2006. Currently, the company expects the Semiconductor Business to contribute approximately 25 percent of total revenue for the full-year 2006 and the System Business to contribute the remaining 75 percent.

    Second Quarter and Recent Highlights

    Semiconductor Business:

    -- Began shipping initial UWB evaluation systems, targeting the development of both personal computer and consumer electronics applications, as announced on August 1st.

    -- Featured video convergence and UWB semiconductors and reference designs at COMPUTEX from June 6th - June 11th.

    -- Showcased Talaria(TM) UWB wireless technology and displayed semiconductor products at WinHEC 2006 from May 22nd - 25th with Microsoft and other industry leaders. The Talaria wireless technology, endorsed by Microsoft, is fully compatible with Wireless USB which will be supported in a future release of Microsoft Windows platforms with high quality video rendering and enhanced wireless functionality.

    --  Expanded Asian operations to Japan and Korea.

    Systems Business:

    -- Started shipping Panasonic and Canon custom-designed DTE recorder products, as an accessory to their HD camcorders.

    -- Announced and demonstrated DART Digital Signage Enterprise Management software at Digital Retail Expo from May 17-18th.

    -- Demonstrated new digital signage solutions showcasing a variety of applications featuring Mantis and Firefly media players at InfoComm06 from June 7th - 9th.

    -- Showcased video workflow solutions at NAB HD, such as the FireStore DTE disk recorders, ProxSys(R) Media Servers for Media Asset Management (MAM), and Mantis(TM) MG Enterprise Media Gateway players for digital signage applications, receiving the "STAR" Award (Superior Technology Award Recipient) from the editors of TV Technology magazine for Focus Enhancements' FireStore FS-100 portable DTE DVCPRO HD disk recorder for Panasonic.

    -- Announced and shipped ProxSys Media Server 5.0 with HD file support. All product categories now feature HD file support.

    Investor Conference Call

    The company will host a shareholder conference call to discuss the second quarter 2006 results on August 10, 2006 at 1:30 p.m. Pacific Time, after which management will host a question and answer session. The call is being webcast by Thomson/CCBN and can be accessed from the Focus Enhancements web site at www.focusinfo.com. The webcast will be available through September 10th, 2006. For those without Internet access, the telephone dial-in number is 706-634-0182 for domestic and international participants. Participants should dial in five to ten minutes prior to the beginning of the call at 1:30 p.m. PT (4:30 p.m.
ET). A telephone replay will be available through August 14, 2006 by dialing 706-645-9291, and entering access code 4071961.

    About Focus Enhancements, Inc.

    Focus Enhancements, Inc. (NASDAQ:FCSE), headquartered in Campbell, CA, is a leading designer of world-class solutions in advanced, proprietary video and wireless video technologies. The company's Semiconductor Group develops integrated circuits (ICs) for high-performance applications in the video convergence market, including IPTV set-top boxes and portable media players. Focus Enhancements is currently developing a wireless IC chip set based on the WiMedia UWB standard and designed to be compatible with Wireless USB and used in personal computer (PC), consumer electronics (CE), and mobile electronics applications. The company's System Group develops video products for the digital media markets, with customers in the broadcast, video production, digital signage and digital asset management markets. More information on Focus Enhancements may be obtained from the company's Securities and Exchange Commission (SEC) filings, or by visiting the Focus Enhancements home page at http://www.focusinfo.com.

    Use of Non-GAAP Financial Information

    To supplement the company's condensed consolidated financial statements presented in accordance with GAAP, Focus Enhancements uses non-GAAP measures of certain components of financial performance, including net loss and net loss per share data, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and the company's prospects for the future. Specifically, the company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results.

    Safe Harbor Statement

    Statements in this press release which are not historical including statements regarding management's intentions, hopes, expectations, representations, plans or predictions about the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include statements regarding management's expectations of funding requirements in 2006, demand for Focus Enhancements' products, which impacts revenue, revenue expectations including the amount of revenue contributed by its business units, gross margin percentage and cash from operations and management's plans to complete its Ultra Wideband
(UWB) semiconductor chip designs. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include customers' acceptance of recently introduced products, changes in customer order patterns, unforeseen increased costs and delays in research and development, the company's ability to maintain adequate funding to develop and implement its UWB technology, the performance and acceptance of its UWB technology, and the risk factors specified in Item 1A of the company's Form 10-K for the year ended December 31, 2005, and Form 10-Q for the three months ended March 31, 2006 as well as other periodic filings with the Securities and Exchange Commission (SEC). These statements are based on information as of August 10, 2006, and the company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.



                       Focus Enhancements, Inc.
            Condensed Consolidated Statements of Operations
               (In thousands, except per share amounts)
                              (Unaudited)

                                Three Months Ended   Six Months Ended
                               -------------------- ------------------
                               June 30,   June 30,  June 30,  June 30,
                                 2006       2005      2006      2005
                               ---------  -------- ---------- --------

Net revenue                    $ 8,457    $ 6,133  $ 15,590   $11,588
Cost of revenue                  4,670      3,744     9,138     7,444
                               ---------  -------- ---------- --------
  Gross margin                   3,787      2,389     6,452     4,144
                               ---------  -------- ---------- --------

Operating expenses:
  Sales, marketing and support   2,757      1,751     4,831     3,175
  General and administrative       856        994     1,771     1,995
  Research and development       2,866      3,341     5,847     7,283
  Amortization of intangible
   assets                          127        127       254       276
                               ---------  -------- ---------- --------
                                 6,606      6,213    12,703    12,729
                               ---------  -------- ---------- --------
    Loss from operations        (2,819)    (3,824)   (6,251)   (8,585)
  Interest expense, net           (292)       (68)     (491)      (81)
  Value of derivative security      --         --    (4,000)       --
  Change in value of
   derivative security          (1,761)        --    (1,361)       --
  Other income (expense), net       (2)       (40)       68       (40)
                               ---------  -------- ---------- --------
    Loss before income tax
     expense                    (4,874)    (3,932)  (12,035)   (8,706)
  Income tax expense                --          7         9        11
                               ---------  -------- ---------- --------
    Net loss                   $(4,874)   $(3,939) $(12,044)  $(8,717)
                               ---------  -------- ---------- --------


Net loss per share
   Basic and diluted           $ (0.07)   $ (0.07) $  (0.18)  $ (0.15)

Weighted average number of
 shares used in per share
 calculations:
   Basic and diluted            68,755     59,893    68,455    59,487




                       Focus Enhancements, Inc.
                 Condensed Consolidated Balance Sheets
          (In thousands, except share and per share amounts)
                              (Unaudited)


                                               June 30,   December 31,
                                                 2006         2005
                                              ----------  ------------
                       Assets

Current assets:
  Cash and cash equivalents                       $866         $637
  Accounts receivable, net of allowances of
   $376 and $418, respectively                   4,805        3,197
  Inventories                                    4,716        3,743
  Prepaid expenses and other current assets        874          759
                                              ----------  ------------
      Total current assets                      11,261        8,336

Long-term assets:
  Property and equipment, net                    1,110        1,212
  Other assets                                     152           54
  Intangible assets, net                           521          866
  Goodwill                                      13,191       13,191
                                              ----------  ------------
                                               $26,235      $23,659
                                              ==========  ============

        Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                              $3,383       $3,001
  Accrued liabilities                            3,161        3,292
  Current portion of capital lease obligations      45          107
  Borrowings under line of credit                3,000        2,966
  Current portion of notes payable to bank          --            3
  Term loan                                         --        2,500
                                              ----------  ------------
      Total current liabilities                  9,589       11,869

Long-term liabilities:
  Convertible notes                             10,425           --
  Other liabilities                                 --          100
  Capital lease obligations, net of
   current portion                                  --           10
                                              ----------  ------------
      Total liabilities                         20,014       11,979
                                              ----------  ------------

Stockholders' equity:
  Preferred stock, $0.01 par value; authorized
   3,000,000 shares; 3,161 shares issued and
   outstanding at June 30, 2006 and
   December 31, 2005, respectively (aggregate
   liquidation preference $3,917)                   --           --
  Common stock, $0.01 par value; 100,000,000
   shares authorized, 70,290,685 and
   68,382,113 shares issued and outstanding
   at June 30, 2006 and December 31, 2005,
   respectively                                    693          674
  Treasury stock at cost, 497,055 shares at
   June 30, 2006 and December 31, 2005,
   respectively                                   (750)        (750)
  Additional paid-in capital                   107,756      101,297
  Deferred stock-based compensation                 --         (214)
  Accumulated other comprehensive income
   (loss)                                          (60)          47
  Accumulated deficit                         (101,418)     (89,374)
                                              ----------  ------------

      Total stockholders' equity                 6,221       11,680
                                              ----------  ------------
                                               $26,235      $23,659
                                              ==========  ============




                       Focus Enhancements, Inc.
                    Selected Business Segment Data
                            (In thousands)
                              (Unaudited)



Revenue:                        Three Months Ended   Six Months Ended
--------                       ------------------- -------------------
                                June 30,  June 30,  June 30,  June 30,
                                  2006      2005      2006      2005
                               --------- --------- --------- ---------

Systems Business                 $6,663   $5,278    $12,415   $10,242
Semiconductor Business            1,794      855      3,175     1,346
                               --------- --------- --------- ---------
  Net Revenue                    $8,457   $6,133    $15,590   $11,588
                               ========= ========= ========= =========


Research and Development:        Three Months Ended   Six Months Ended
-------------------------      -------------------- ------------------
                                June 30,  June 30,  June 30,  June 30,
                                  2006      2005      2006      2005
                               --------- --------- --------- ---------

Systems Business                 $  678   $  966    $ 1,334   $ 2,048
Semiconductor Business            2,188    2,375      4,513     5,235
                               --------- --------- --------- ---------
  Total Research and
   Development                   $2,866   $3,341    $ 5,847   $ 7,283
                               ========= ========= ========= =========




            Reconciliation of Net Loss to Non-GAAP Net Loss
                            (in Thousands)
                              (Unaudited)


                                 Three Months Ended  Six Months Ended
                                 ------------------ ------------------
                                 June 30, June 30,  June 30,  June 30,
                                   2006      2005      2006     2005
                                 -------- --------- --------- --------

Net loss, as reported            $(4,874)  $(3,939) $(12,044) $(8,717)

Add back:
   Stock-based compensation          150        59       323       89
   Value of derivative security       --        --     4,000       --
   Change in value of
    derivative security            1,761        --     1,361       --

                                 -------- --------- --------- --------
Non-GAAP net loss                $(2,963)  $(3,880)  $(6,360) $(8,628)
                                 ======== ========= ========= ========

                                 -------- --------- --------- --------
Non-GAAP net loss per share       $(0.04)   $(0.06)   $(0.09)  $(0.15)
                                 ======== ========= ========= ========

Weighted average common and
 common equivalent shares
 - basic and diluted              68,755    59,893    68,455   59,487



    CONTACT: Lippert/Heilshorn & Assoc.
             Kirsten Chapman, 415-433-3777
             kirsten@lhai-sf.com